                                                                     EXHIBIT 4.1

                            GERIMED OF AMERICA, INC.
                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of the 22nd day of December, 1997, by and among GERIMED OF AMERICA, INC., a Colorado corporation (the "Company"), and SPECTRUM HEALTHCARE SERVICES, INC., a Delaware corporation ("Investor").

                                    RECITALS:

         A. The Company and Investor deem it advisable for Investor to purchase and the Company to sell to Investor the Preferred Shares and Warrant (each as defined below), all upon the terms and subject to the conditions herein provided.

         B. The Company and Investor are entering into this Agreement for the purpose of setting forth the terms on which the Investor is willing to purchase the Preferred Shares and Warrant.

         NOW, THEREFORE, in consideration of the mutual promises and other consideration hereinafter set forth, the adequacy and receipt of which is hereby acknowledged by the parties hereto, the parties agree as follows:

         1. SALE AND PURCHASE OF SECURITIES.

         1.1 Sale and Purchase of Securities. The Company agrees to issue and sell to the Investor, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth herein, the Investor agrees to purchase from the Company, (a) nine hundred six thousand eight hundred ninety-one (906,891) shares of series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the "Preferred Shares"), and (b) a Warrant substantially in the form of Exhibit A hereto (the "Warrant").

         1.2. Purchase Price.. The purchase price for the Preferred Shares shall be for the Preferred Shares shall be Three Million Dollars ($3,000,000) and the purchase price for the Warrant shall be One Hundred Dollars ($100.00), which prices the parties agree are the fair market value thereof on the Closing Date and will be treated and reported as such by the parties hereto for U.S. federal, state and local tax purposes. The aggregate purchase price payable by the Investor hereunder is Three Million One Hundred Dollars ($3,000,100) (the "Purchase Price").

         1.3 Closing.

             (a) The closing of the purchase and sale of the Preferred Shares and Warrant (the "Closing") will take place at the Offices of Thompson Coburn, One Mercantile Center, Suite 3300, St. Louis, Missouri, on December _, 1997, or at such other place and date as the Company and the Investor may agree (the "Closing Date").

             (b) At the Closing, the Company will deliver to the Investor the Preferred Shares and the Warrant to be issued to Investor against payment by Investor of the Purchase Price therefor by wire transfer. The Preferred Shares and the Warrants to will be issued to the Investor on or before the Closing Date and registered in the Investor's name in the Company's records.

         1.4 Additions Investment. The Investor shall have the right and option, hereby granted by the Company. to invest an additional. Three Million Dollars ($3,000,000) in the Company (the "Additional Investment"), such right and option to be exercisable by written,! notice delivered by the Investor to the Company (the "Investment Notice") no later than the date which is the last day of the 30th full calendar month after the Closing. In exchange for the Additional Investment the Investor shall. receive from the Company, and the Company




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shall issue to the Investor, the number of shares of Series A Convertible
Preferred Stock determined by the following formula:

                  $3.0 million
                  ------------
                  $3.308 x (1 .0 + Premium)

The term "Premium" shall be the number set forth in the following table (with months being full calendar months after the month in which Closing occurs) for the period in which the Investment Notice is delivered:


                  If the Investment
                  Notice is delivered:                                                    The Premium is:
                  --------------------                                                    ---------------

          On or before 12 months after Closing                                                 0.15
          After 12, but on or before 18 months after Closing                                   0.25
          After 18, but on or before 24 months after Closing                                   0.35
          After 24. but on or before 30 months after Closing                                   0.45

The closing of the Additional Investment shall occur at the Company's principal office on the business day designated by the Investor that is within forty-five
(45) days after delivery of the Investment Notice. At such closing, (i) the Company will issue and deliver to the Investor the shares of Series A Convertible Preferred Stock to which it is entitled under this Section 1.4, against payment by the Investor of the Additional Investment by wire transfer, and (ii) the Company shall deliver to the Investor a certificate of its chief executive officer to the effect that the representations and warranties in
Section 2 below are true and correct. If the Company is unable to deliver such certificate, then the Investor shall have the right to withdraw the investment Notice.

         1.5 Future Capital Requirements

         (a) If, within twelve (12) months after the Closing. the Board of Directors determines that the Company requires additional capital of $3,000,000 or less for any corporate purpose, then the Company may offer shares of common stock to its existing shareholders (including the Investor), on a pro rata basis based on the relative holdings of the shareholders of the common stock of the Company (assuming all Preferred Shares have been converted), for a period of not more than sixty (60) days, at a price per share not less than (i) $3.308, if such offering is commenced within six (6) months after the Closing Date, or (ii) $3.804, if such offering is commenced after the date which is six (6) months after the Closing Date. Such offeree shareholders may assign their right to acquire shares of common stock with the consent of the Company, which may be withheld in the Company's sole discretion.

         (b) After the expiration of twelve months from the Closing, if the Company proposes to issue any shares of common stock (or options, warrants or other rights or convertible securities exercisable for or convertible into common stock) of the Company in a bona fide transaction that is otherwise permissible under this Agreement and in which the offering price is less than $3.308 per common share (adjusted equitably for stock splits, reverse stock splits, subdivisions, reclassifications and similar capital transactions), the Company shall notify the Investor at least thirty (30) days prior to such proposed issuance, setting forth in reasonable detail the proposed terms and conditions of such offering, including without limitation the identity of the proposed recipient. The investor shall have the right, hereby granted by the Company, to purchase all or its pro rata portion (on a fully diluted basis assuming the conversion of all outstanding Preferred Shares, exercise and conversion of the Warrant and the Warrant Shares, to the extent the Warrant is then exercisable, and exercise or options having a strike price less than or equal to the offering price) of such offered securities for cash at the price specified in the Company's notice. The Investor may exercise such right by delivery of written notice to the Company within thirty (30) days after the. Company's delivery of the notice, and the closing of a purchase by the Investor shall occur within thirty (30) days after such notice of exercise on the business day specified by the Investor. The notice and purchase opportunity provisions of this subsection 1.5(b) shall not apply to issuances of shares pursuant to the exercise of options granted under the option plan described in
Schedule 2.4(b). If the Investor elects to purchase only its pro rata portion of such offered securities, the Company may sell the remaining securities at the same price at any time within 180 days after the Investor's delivery of its notice, without re-offering them to Investor.


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         (c) If the Company proposes to issue any shares of common stock (or options. warrants or other rights or convertible securities exercisable for or convertible into common stock) of the Company in a transaction that is otherwise permissible under this Agreement and that is not covered by subsection 1.5(a) or
(b) above, the Company shall notify the Investor of such proposed issuance in writing at least thirty (30) days prior to such proposed issuance, setting forth in reasonable detail the proposed terms and conditions thereof, including without limitation the identity of the proposed recipient (the "Issuance Notice"). The Investor shall have the right, hereby granted by the Company, to purchase a portion of such offered securities sufficient to enable the Investor to maintain its percentage interest in the common equity of the Company (on a fully diluted basis assuming the conversion of all outstanding Preferred Shares and exercise and conversion of the Warrant and the Warrant Shares, to the extent the Warrant is then exercisable) immediately prior to such issuance. Such right of purchase shall be at the same price, on the same terms and at the same time as the securities are to be issued to the proposed recipient (except that noncash consideration to be paid by the proposed recipient shall be valued at its fair market value cash equivalent for purposes of the price per share to be paid by the Investor). The Investor may exercise its right in this subsection
(c) by delivery of written notice to the Company within thirty (30) days after delivery of the Issuance Notice. The notice and purchase opportunity provisions of this subsection 1.5(c) shall not apply to issuances of shares pursuant to the exercise of options granted under the option plan described in Schedule 2.4(b)

         (d) For purposes of Section 7.9(f) below, any shares offered to the Investor under subsection 1.5(a), (b) or (c) which are not purchased by the Investor shall be "Declined Shares."

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the investor as follows:

         2.1 Organization and Standing: Charter and By-Laws The Company and the Subsidiary described in Section 2.3 are duly incorporated, validly existing and in good standing under the laws of the State of Colorado. The Company and Subsidiary each has full corporate power and authority to own its properties and carry on its business as it is currently being conducted by the Company and as is currently proposed to be conducted by the Company. The Company and Subsidiary each is duly licensed or qualified to transact business as a foreign corporation and is in good standing in all other jurisdictions in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so qualified will not have a material adverse effect on the Company or Subsidiary, as applicable. The Company has furnished the Investor with true, correct and complete copies of its Articles of Incorporation, as amended (the "Articles"), and By-Laws, as presently in effect (the "By-Laws").

         2.2 Corporate Power and Authority. The Company has full corporate power and authority to enter into this Agreement and the transactions contemplated hereby, issue the Preferred Shares, the Warrants, the shares of Series A Convertible Preferred Stock issuable upon exercise of the Warrant (the "Warrant Shares") and the shares of common stock of the Company issuable upon conversion of the Preferred Shares and Warrant Shares, and to carry out and perform its obligations under the terms of this Agreement.

         2.3 Subsidiaries. The Company has no subsidiaries and does not own of record or beneficially any capital stock, assets comprising the business of or equity interest or investment in any corporation, association or business entity, except for its wholly owned subsidiary Geriatric Rehab Service, Corp., a Colorado corporation (the "Subsidiary").

         2.4 Capitalization.

             (a) The authorized capital stock of the Company consists solely of
(i) 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 3,000,000 shares have been designated Series A Convertible Preferred Stock with the characteristics set forth in Exhibit B and none of which are outstanding, and (ii) 25,000,000 shares of common stock, $0.0001 par value per share, of which 4,340,000 are issued and outstanding as of the date hereof All such issued and outstanding shares are duly authorized and validly issued, fully paid and nonassessable and owned of record and beneficially by the shareholders and in the amounts set forth in Schedule 2.4(a) and have been offered, issued, sold and delivered by the Company in compliance with applicable federal and state securities laws.

             (b) Except as specified in the Articles, this Agreement, the Shareholders Agreement described in Section 5.6 or the option plan described in
Schedule 2.4(b) there are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Company or, to the Company's knowledge, any shareholder for the purchase or acquisition of any shares of the Company's capital stock. To the best of the Company's knowledge, no shareholder has granted options or other rights to purchase any shares of common stock from such shareholder other than as set forth in Schedule 2.4(b). The Company holds no shares of its capital stock in its treasury.

         2.5 Financial Information. The audited consolidated financial statements of the Company as of and for the fiscal year ended December 3 1, 1996 and the unaudited consolidated financial statements of the Company as of and for the ten month period ended October 31, 1997, all of which are included in
Schedule 2.5. present fairly the consolidated financial position and results of operations of the Company and Subsidiary at the dates and for the periods. to which they relate, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and show all material liabilities, absolute or contingent, of the Company .1 and Subsidiary required to be recorded thereon in accordance with generally accepted accounting principles as at the respective dates thereof

         2.6 Outstanding Debt. The Company has no outstanding indebtedness for borrowed money except as set forth in Schedule 2.6, and is not a guarantor contingently liable for any material indebtedness of any other party. Except as set forth in Schedule 2.6. there exists no default by the Company under the provisions of any instrument evidencing any indebtedness or of any agreement relating thereto nor has any event occurred that, with notice or passage of time or both, would constitute such a default by the Company.

         2.7 Absence of Undisclosed Liabilities. To the Company's knowledge, except as set forth on Schedule 2.7, the Company and Subsidiary have no liabilities (fixed, accrued, contingent or otherwise, including any tax liabilities due) which are not fully reflected or provided for on the most recent balance sheet referred to in Section 2.5. except liabilities incurred in the ordinary course of business since the date of such balance sheet, none of which individually or in the aggregate has been or is materially adverse to the condition, financial or otherwise, of the Company, the Subsidiary or their assets, properties or business.

         2.8 Absence of Certain Changes. Except to the extent described in
Schedule 2.1, since October 31, 1997 there has not been:

             (a) to the Company's knowledge, any material adverse change in the condition, financial or otherwise, of the Company or Subsidiary or their assets, liabilities, properties or business;

             (b) any damage, destruction or loss of any of the tangible assets of the Company or subsidiary (whether or not covered by insurance) materially adversely affecting the condition, financial or otherwise, of the Company or Subsidiary or their assets, liabilities, properties or business;

             (c) any declaration, setting aside or payment of any dividend or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any such stock by the Company;

             (d) any increase in the compensation payable or to become payable by the Company or Subsidiary to any of its directors, officers, agents, consultants or any of its employees whose total compensation after such increase was in excess of One Hundred Thousand Dollars ($100,000) per annum, or any bonus, percentage compensation, service award or other like benefit having a value in excess of twenty-five Thousand Dollars ($25,000) granted, made or accrued to the credit of any such director, officer, agent, consultant or employee, or any welfare, pension, retirement or similar payment or arrangement made or agreed to by the Company or Subsidiary for the benefit of any such director, officer, agent, consultant or employee;

             (e) any change in any method of accounting or accounting practice of the Company or Subsidiary;

             (f) any notes or accounts receivable or portions thereof written off by the Company or Subsidiary as uncollectible (except for write-offs in the ordinary course of business and consistent with past practice);

             (g) any issuance or sale by the Company of any stock, bonds or other corporate securities of which the Company is the issuer, or the grant, issuance or change of any stock options, warrants or other rights to purchase securities;

             (h) any discharge or satisfaction by the Company or Subsidiary of any lien or encumbrance or payment or satisfaction of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) other than current liabilities shown on the most recent balance sheet referred to in paragraph 2.5 and current liabilities incurred since the date of such balance sheet, in the ordinary course of business and consistent with past practice;

             (i) any sale, assignment, transfer, mortgage, pledge or encumbrance of any material portion of the assets (real, personal or mixed., tangible or intangible) of the Company or Subsidiary, cancellation of any material debts or claims or waiver of any rights of substantial value, except, in each case, in the ordinary course of business and consistent with past practice;

             (j) any capital expenditure, or commitment to make any capital expenditure, by the Company or Subsidiary for additions to property, plant or equipment, individually or in the aggregate in excess of twenty-five Thousand Dollars ($25,000);

             (k) any change to a contract or arrangement by or to which the Company or Subsidiary or any of its assets is bound or subject which the Company reasonably anticipates will have a material adverse effect on the Company or Subsidiary or its business; or

             (1) to the Company's knowledge, any other event or condition of any character, materially adversely affecting the condition. financial or otherwise, of the Company or Subsidiary or their assets, liabilities, properties or business.

         2.9 Contracts. Except as set forth in Schedule 2.9. neither the Company nor the Subsidiary is a party to or bound by any written or oral contracts, obligations, agreements, plans, arrangements, commitments, or the like (absolute or contingent) of any material nature, including the following, to the extent material:

             (a) Employment, bonus or consulting agreements, pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements evidencing rights to purchase securities of the Company, agreements among shareholders and the Company and, to the best knowledge of the Company, agreements among shareholders of the Company relating to any of the Company's capital stock or rights with respect thereto;

             (b) Loan or other agreements, notes, indentures or other instruments relating to or evidencing indebtedness for borrowed money or mortgaging, pledging or granting or creating a lien or security interest or other encumbrance on any of the Company's or Subsidiary's property or any agreement or instrument evidencing any guaranty by the Company or Subsidiary of payment or performance by any other person,

             (c) Agreements with physician independent contractors or groups thereof;

             (d) Agreements with hospitals, clinics, pharmacies and other nonphysician providers of health cue services;

             (e) Agreements with any labor union or collective bargaining organization or other labor agreements;

             (f) Any indenture or agreement relating to the sale or repurchase of any securities of the Company (other than this Agreement);

             (g) Any. joint venture contract or arrangement or other agreement involving a sharing of profits or expenses to which the Company or Subsidiary is a parry;

             (h) Agreements limiting the freedom of the Company or Subsidiary to compete in any line of business or in any geographic area or with any person;

             (i) Agreements (other than this Agreement) providing for disposition of the business, assets or shares of the Company, agreements of merger or consolidation to which the Company or Subsidiary is a party or letters of intent with respect to the foregoing; and

             (j) Letters of intent or agreements with respect to the acquisition of .he business, assets, or shares of any other business.

The Company and Subsidiary each has complied in all material respects with the provisions of all said contracts, obligations, agreements, plans, arrangements and commitments to which it is a party, and is not in material default thereunder. Neither the Company nor the Subsidiary has any present expectation or intention of not fully performing all its material obligations under each such contract, obligation or agreement, and the Company has no knowledge of any breach or anticipated breach by the other party to any material contract or commitment to which the Company or Subsidiary is a party.

         2.10 Shareholders, Directors and Officers: Indebtedness; Competitors Set forth on Schedule 2.10 is a correct and complete list or description of all material indebtedness of the Company and Subsidiary to its officers, directors or shareholders or any of their respective relatives and of all indebtedness of such persons to the Company or Subsidiary, excluding travel and business expense advances made in the ordinary course of business. Except as set forth in
Schedule 2.10 to the best of the Company's knowledge, none of the officers. directors. employees or consultants of or to the Company or Subsidiary, or their respective spouses or relatives, (a) owns directly or indirectly, individually or collectively, a material interest in an. y entity which is a competitor, customer or supplier of the Company or Subsidiary, or (b) has any existing contractual relationship with the Company or Subsidiary that is not clearly disclosed elsewhere in this Agreement.

         2.11 Litigation and Bankruptcy Proceedings.

             (a) Except as set forth in Schedule 2. 11 (a) there is neither pending nor. to the Company's knowledge, threatened any action, suit, proceeding or claim, nor any basis therefor, whether or not purportedly on behalf of the Company or Subsidiary, to which the Company or Subsidiary is or may be named as a party or its property or assets is or may be subject. The Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or non-monetary relief which claims. individually or collectively with other such unasserted claims, if granted would have a material adverse effect on the condition, financial or otherwise, or operations of the Company or Subsidiary.

             (b) Neither the Company nor the Subsidiary has admitted in writing its inability to pay its debts as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property or assets or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the United States of America or any other jurisdiction.

         2.12 Title to Properties: Liens and Encumbrances The Company and Subsidiary each has a valid ownership interest in all of its property and assets, free from all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges, except as listed on Schedule 2.12 hereto. The Company and Subsidiary do not have any ownership interest in red property except as listed on Schedule 2.12 hereto, To the Company's knowledge, neither the Company nor the Subsidiary is in violation of any law, regulation or ordinance (including laws, regulations or ordinances relating to building, zoning, environmental, city planning, land use or similar matters) relating to its property or assets which violation would have a material adverse effect on the business of the Company or Subsidiary. All personal property and assets material to the business.. operations or financial condition of each of the Company and Subsidiary, and all buildings, structures and fixtures used by it in the conduct of its business, are in good operating condition and repair relative to their years of service.

         2.13 Franchises, Licenses. Trademarks, Patents and Other Rights. Except as set forth on Schedule 2.13 the Company and Subsidiary each has all franchises, permits, licenses and other similar authority necessary for the conduct of its business as conducted by it, the lack of which could materially and adversely affect the operations or condition, financial or otherwise, of the Company or Subsidiary. Neither the Company nor the Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority. Set forth on Schedule 2.13 to the Company's knowledge are all patents, patent rights, trademarks, trademark rights, trade names, trade name rights,, and copyrights owned or used by the Company or Subsidiary (the "Intellectual Property Rights"), and all such Intellectual Property Rights are valid and in good standing and adequate and sufficient to permit the Company or Subsidiary to conduct its business as conducted by it without conflict with or infringement upon any valid rights of others. No patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights (other than those set forth on Schedule 2.13) are required by the Company or Subsidiary in connection with the conduct of its business as presently conducted by it. Except as set forth in Schedule 2,13, the Company is not aware of and has not received any notice of infringement upon or conflict with the asserted proprietary rights of others. Except as set forth on Schedule 2.13, to the Company's knowledge, all Intellectual Property Rights owned or used by the Company or Subsidiary are owned by it free of any adverse claims, rights or encumbrances as to their exclusive rights thereto, and each of them has used reasonable efforts to protect its rights to continued secrecy thereof. Except as set forth on Schedule 2.13. there exist no options, licenses or agreements of any kind concerning or relating to the Intellectual Property Rights and to which the Company or Subsidiary is bound.

         2.14 Issuance Taxes. All taxes imposed upon The Company by law as a result of the issuance, sale and delivery of the Preferred Shares and Warrant will be fully paid, and all laws imposing such taxes will be fully complied with, on or prior to the Closing Date.

         2.15 Offering Neither the Company nor anyone authorized to act on its behalf has taken any action that will cause the issuance, sale and delivery of the Preferred Shares, Warrant, the Warrant Shares issuable upon exercise of the Warrant or the common stock issuable upon conversion of the Preferred Shares and Warrant Shares as contemplated by this Agreement (assuming the truth and accuracy of the representations and warranties of the Investor set forth in paragraph 4 hereof), to constitute a violation of the 1933 Act (as defined below) or any applicable state securities laws.

         2.16 Compliance. The Company is not in violation of any term of the Articles or its By-Laws as amended. The Company is not in violation of any term of any law, judgment, decree, order, rule or regulation to which the Company is subject and a violation of which would have a material adverse effect on the condition, financial or otherwise, or operations of the Company.

         2.17 Employees. Set forth on Schedule 2,17 is a list of all employment agreements of the Company or Subsidiary with full-time employees not terminable at will without continuing obligation to the Company. Except as set forth on
Schedule 2.17, to the Company's knowledge, no full-time employee of the Company has any affiliation with or obligation to any other employer. The Company is not aware that any officer or key employee of the Company or Subsidiary intends to terminate his or her employment, nor does the Company have a present intention to terminate the employment of any officer or key employee. To the best of the Company's knowledge, no employee of the Company or Subsidiary is in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement or any other contract or agreement or any restrictive covenant relating to the relationship of any such employee to the Company or any former employer because of the nature of the business conducted or contemplated to be conducted by the Company or the use of trade secrets or proprietary information of others. There is neither pending nor, to the Company's knowledge, threatened, any action, suit, proceeding or claim, or to its knowledge, any basis therefor, with respect to any contract, agreement, covenant or obligation referred to in this Section 2.17.

         2.18 Registration Rights. Except as provided for in this Agreement, the company is not under any obligation to register any currently outstanding securities under the 1933 Act.

         2.19 Investments in Other Persons. Except as set forth on the most recent balance sheet referred to in Section 2.5, the Company and Subsidiary have not made any loan or advance to any person or entity that is outstanding on the date of this Agreement, nor is the Company or Subsidiary obligated or committed to make any such loan or advance, except for advances to employees in the ordinary course of business, consistent with past practice.

         2.20 Books and Record. The books of account, stock record books, minute books, bank accounts and other corporate records of the Company and Subsidiary are true, correct and complete in all material respects and have been maintained in accordance with sound business practices.

         2.21 ERISA. Except as set forth on Schedule 2.21. the Company and Subsidiary do not maintain any employee pension benefit plan as defined in section 3(2)(A) of Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company is in compliance in all material respects with all its obligations pursuant to such plans.

         2.22 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Shares and Warrant for the purpose of repaying existing indebtedness, and for general corporate purposes.

         2.23 Company Information Listed on Schedule 2.13 is a list of (a) the name of each of the Company's and Subsidiary's directors as of the date of this Agreement, and (b) the name and title of each of the Company's and Subsidiary's officers as of the, date of this Agreement.

         2.24 Authorization; No Conflicts All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the Preferred Shares and the Warrant, and, subject to the exercise of the Warrant in accordance with its terms, the issuance of the Warrant Shares, has been taken. This Agreement is the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and to general principles of equity. The execution, delivery and performance by the Company of this Agreement and compliance herewith and the issuance of Preferred Shares, Warrant and Warrant Shares (and the common stock issuable upon conversion of the Preferred Shares and Warrant Shares) will not, assuming the truth and accuracy of the Investor's representations and warranties set forth in paragraph 4 hereof result in any violation of and will not conflict with, or result in a breach of or any violation of and will not conflict with, or result in any breach of any of the terms of, or constitute a default under, any provision of federal or state law to which the Company is subject, the Company's Articles of Incorporation or By-Laws, or any mortgage, indenture, agreement instrument, judgment, decree, order, rule or regulation or other restriction to which the Company is a party or by which it is bound or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such term. The Warrant Shares (and the common stock issuable upon conversion of the Preferred Shares and Warrant Shares) have been duly and validly reserved and are not subject to any preemptive rights or rights of first refusal and, upon issuance in accordance with this Agreement will be validly issued, fully paid and nonassessable.

         2.25 Taxes. The Company and Subsidiary each has filed within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, with the State of Colorado and with all other jurisdictions where such filing is required by law. The Company and Subsidiary each has paid or, and as to the extent required by generally accepted accounting principles, made adequate provision in the most recent balance sheet referred to in Section 2.5 for the payment of, all taxes, interest, penalties, assessments or deficiencies shown to be due or claimed to be due on or in respect of such tax returns and reports. The Company knows of
(a) no other tax returns or reports which are required to be filed which have not been so filed and (b) no unpaid assessment for additional tax for any fiscal period or any basis therefor. The Company's tax returns have not been audited by the United States Internal Revenue Service nor by any state taxing authority.

         2.26 Insurance. The Company maintains indemnity insurance for its directors and officers and maintains other insurance covering the Company's and Subsidiary's business and personnel risks which is customary in its industry and which the Company believes is commercially reasonable given the risks involved in the business conducted by the Company and Subsidiary.

         2.27 Environmental and Safety Laws. Neither the Company nor the Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, which violations, either singly or in the aggregate, would have a material adverse effect en the Company's or Subsidiary's business, and no material expenditures am required in order to comply with any such statute, law or regulation.

         2.28 Disclosure. Neither this Agreement, nor any certificate or statement furnished to the Investor by the Company pursuant to this Agreement, when considered as a whole, contains any untrue statement of a material fact, and none of this Agreement, such certificates or statements omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, in the light of the circumstances under which they were made.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor represents and warrants to the Company that the Investor is duly organized and in good standing under the laws of the State of Delaware and that all corporate action on the part of the Investor necessary for the authorization, execution, delivery and performance of all its obligations under this Agreement has been taken. This Agreement constitutes a valid and legally binding obligation of the Investor enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and tile relief of debtors and to general principles of equity. The execution, delivery and performance by the Investor of this Agreement and compliance herewith will not conflict with, or result in any breach of any of the terms of, or constitute a default under, any provision of federal or state law to which the Investor is subject, the Investor's Certificate of Incorporation or By-Laws, or any mortgage, indenture, agreement, instrument, judgment decree, order, rule or regulation or other restriction to which the Investor is a party or by which it is bound. To the Investor's knowledge, the Investor does not own, directly or indirectly, a material interest in any entity which is a competitor, customer or supplier of the Company.

         4. FEDERAL AND OTHER SECURITIES LAWS.

         4.1 Investment Representations

             (a) This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by its acceptance hereof the Investor hereby confirms, that the Preferred Shares and Warrant acquired hereunder, and the Warrant Shares issuable upon exercise of the Warrant (all such securities are referred to as the "Securities" for purposes of this paragraph 4) will be acquired by Investor for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any of the Securities.

             (b) The Investor understands that the Securities are not registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the sale provided for in this Agreement and the issuance of Securities hereunder should be exempt from registration under the 1933 Act and that the Company's reliance on such exemption is predicated on the Investor's representations set forth herein. The Investor realizes that the basis for the exemption may not be present if notwithstanding such representations, Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise or for sale if the market does not rise. The Investor confirms it has no such intention.

             (c) The Investor represents that it is an "accredited investor" within the meaning of Rule 501 under the 1933 Act and that it is experienced in evaluating and investing in companies such as the Company. is able to fend for itself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

             (d) The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Securities must be held indefinitely. The Investor represents that, in die absence of an effective registration statement covering the Securities it will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the provisions of paragraph 4.1(e) hereof.

             (e) The Investor agrees that in no event will it make a transfer or disposition of any of the Securities (other than in accordance with the terms of exercise of the Warrant or pursuant to an effective registration statement under the 1933 Act), unless and until Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition and assurance that the proposed disposition is in compliance with all applicable laws and (ii) if reasonably requested by the Company, Investor shall have furnished to the Company an opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that such transfer may be made without registration under the 1933 Act.

         4.2 Legends Stop Transfer

             (a) All certificates for the Securities may bear the following or a substantially similar legend.

         "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel or other evidence reasonably satisfactory to the Company that such registration is not required."

             (b) The certificates for the Securities may also bear any legend required by any applicable state securities or other law.

             (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Securities in its records and the Securities shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such shares or in compliance with the provisions of Section 4.1(e) hereof

         5. CONDITIONS TO INVESTOR'S OBLIGATIONS AT CLOSING.

         The obligation of the Investor to purchase the Preferred Shares and Warrant in accordance with this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         5.1 Representations and Warranties True on The Closing Date. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

         5.2 Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing Date.

         5.3 Qualifications and Consents. All authorizations, approvals or permits, if any, of any govern governmental authority or regulatory body of the United States or of any state and all consents of third parties that are required in connection with the lawful issuance and sale of the Preferred Shares and the Warrant and the transactions contemplated hereby, shall have been duly obtained and shall be effective on and as of the Closing Date.

         5.4 Legal Opinion. The Investor shall have received an opinion of counsel to the Company. as to the matters in Exhibit C hereto.

         5.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to the Investor and the Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

         5.6 Shareholders Agreement. The Company and James F. Riopelle shall have executed and delivered a Shareholders Agreement substantially in the form of Exhibit D hereto (the "Shareholders Agreement").

         6. CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligation of the company to issue and deliver the Preferred Shares and Warrant in accordance with this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

         6.1 Representations and Warranties True on the Closing Date. The representations and warranties of the Investor contained in paragraphs 3 and 4 shall be true on and as of the Closing Date with the same force and effect as if they had been made at the Closing Date.

         6.2 Performance. Investor shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by it on or before the Closing Date,

         6.3 Qualifications and Consents. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state and all consents of third parties that are required in connection with the lawful issuance and sale of the Preferred Shares and the Warrant and the transactions contemplated hereby, shall have been duly obtained and shall be effective on and as of the Closing Date.

         6.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company and the Company shall have received all such counterpart originals or certified or other copies at such documents as it may reasonably request.

         6.5 Shareholders Agreement. The Investor shall have executed and delivered the Shareholders Agreement.

         7. COMPANY COVENANTS AND INDEMNIFICATION

         From and after the Closing Date and continuing until the date specified in Section 7. 10, the Company shall comply with the provisions of this Section 7.

         7.1 Corporate Existence, etc. The Company will preserve and keep in force and effect corporate existence and such licenses and permits which are necessary and material to the proper conduct of its business.

         7.2 Insurance. The Company will maintain insurance coverage by financially sound and reputable insurers in such forms, against such risks and with limits of coverage at least equal to existing limits, as am currently maintained by the Company.

         7.3 Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon the Company or upon or in respect of all or any part of the material property or business of the Company, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any material property of the Company; provided the Company shall not be required to pay any such tax, assessment charge, levy, account payable or claim if the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings and such refusal or failure to pay such tax, assessment, charge, levy, account payable or claim does not have a material adverse affect on the condition, financial or otherwise, of the Company or its assets, liabilities, properties or business.

         7.4 Financial Statements. The Company shall deliver to the Investor:

             (a) within thirty (30) days after the end of each month, an unaudited balance sheet and income statement for such month;

             (b) within one hundred twenty (120) days after the end of each fiscal year of the Company an income statement for such fiscal year, a balance sheet of the Company as of the end of such year and a statement of cash flows for such year, together with such notes thereto as are appropriate, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous year. all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company and reasonably acceptable w the Investor;

             (c) as soon as available, but in any event within sixty (60) days after commencement of each new fiscal year, a business plan, projected financial statements and cash flow projections for such fiscal year as set forth in the Company's operating plan as approved by the Company's Board of Directors, along with a capital expenditures budget, and

             (d) such other financial statements as Investor may reasonably request to verify the financial condition of the Company and the valuation of Investor's investment therein. All such statements shall be certified by the Chief Financial Officer of the Company as being true, complete and in accordance with the Company's books and records and regular accounting practices.

         7.5 Inspection. The Company shall permit Investor and its authorized designees to examine the Company's books of account and records ("Examination"), to visit and inspect the Company's properties, and to discuss the Company's affairs, finances and accounts with its employees, officers and independent accountants, all at such reasonable times during normal business hours as may be requested by Investor (but limited to two Examinations in any calendar year) and upon reasonable advance notice given to the Company.

         7.6 Employee Stock Plans. The Company covenants that it will not increase the number of shares reserved under the stock option plan described in
Schedule 2.4(b) or establish any additional stock plan providing for issuance of the Company's securities to officers, directors, employees and consultants, unless (a) such increase in shares or additional plan is approved by the Company's Board of Directors, (b) the total number of shares of Common Stock issued or reserved for issuance under all such plans of the Company does not exceed __% of the fully diluted common equity of the Company, and (c) if all options under such plan(s) were immediately granted and exercisable, the Company would be in compliance with Section 7.9(f) below.

         7.7 Capital Expenditures. Each year, as pan of its business plan, the Company shall submit to its Board of Directors a detailed capital expenditure budget for the coming year, with such budget to be approved by the Board.

         7.8 Use of Proceeds. The Company agrees that it will use the proceeds from the sale of the Securities hereunder solely for the purpose of repaying existing indebtedness, and for general corporate purposes. The Company further agrees that it will not use any pan of the proceeds from the sale of the Securities to purchase or carry any "margin security" or "margin stock," as such terms are defined in any regulation, rule or interpretation of the Board of Governors of the Federal Reserve System.

         7.9 Negative Covenants. Unless the Company first obtains the written consent of the Investor, the Company shall not:

             (a) merge, consolidate with or otherwise acquire substantially A of the assets or securities of any partnership, corporation. firm or other business enterprise if the acquisition price of such assets or securities exceeds $1,000,000, nor sell, lease or otherwise dispose of Company assets having a value in excess of (g) 1,000,000;

             (b) other than in the ordinary course of business or consistent with the Company's past practice, make any investment in excess of $500,000 in the securities of any partnership, corporation, firm or other business enterprise;

             (c) other than in the ordinary course of business consistent with the Company's past practice, guarantee or otherwise become liable for the obligations or liabilities of any partnership, corporation, firm or other business enterprise,

             (d) declare or pay dividends upon any claw of the Company's stock;

             (e) redeem, retire, repurchase or otherwise acquire, directly or indirectly, any of the Company's stock of any class, except for repurchases from employees of the Company, other than J.F. Riopelle and any transferee of shares from J.F. Riopelle, pursuant to the term of the Shareholders Agreement dated as of January 1, 1994 ("Existing Agreement"), including repurchases from employees who join the Existing Agreement after the date hereof, as such Existing Agreement is presently in effect and as hereafter amended with the Investor's prior written consent, not to be unreasonably withheld;

             (f) issue any of the Company's stock of any class, except (i) pursuant to the Additional Investment, (ii) in connection with the exercise of any warrant granted to the Investor, (iii) pursuant to any antidilution or adjustment provision in this Agreement or any warrant granted to the Investor,
(iv) pursuant to the exercise of options granted under the plan described in
Schedule 2.4(b) or a plan adopted in compliance with Section 7.6, or (v) in compliance with Section 1.5, provide that any issuance otherwise permissible under Section 1.5 shall be subject to the Investor's prior written consent (which may be withheld in its sole discretion) if, immediately following such issuance, the Investor's "Imputed Common Equity" shall be less than fifty-one percent (51%); provided further, however, that the Investor's consent to such issuance shall not be required if the Company grants to the Investor the right to purchase (under the timetables and procedures in Section 1.5(c) above) not less than that number of shares offered that, immediately after such purchase, would cause the Investor's Imputed Common Equity to be fifty-one percent (51%). The term "Imputed Common Equity" shall mean, a fraction, the denominator of which is the number of shares of common stock then outstanding (on a fully diluted basis assuming all options, warrants and other rights have been exercised and all convertible securities converted), and the numerator of which is the sum of (A) the shares of common stock owned directly by the Investor, (B) the shares of common stock receivable by Investor upon conversion of the Preferred Shares, (C) the shares of common stock receivable by Investor upon conversion of the Warrant Shares, (D) the shares which the Investor would be entitled to receive under the Additional Investment, (E) the shares subject to the Call Option, and (F) the aggregate amount of the Declined Shares;

             (g) cease engaging principally in the business of providing health care for the senior population;

             (h) amend any provision of the Company's articles of incorporation or bylaws; or

             (i) consummate any other transaction, directly or indirectly, through any subsidiaries or affiliates or otherwise, that is principally designed to circumvent the covenants contained in this Agreement.

         7.10 Termination of Covenants. The covenants set forth in this Section 7 shall terminate and be of no further force or effect after the earlier of (a) the closing of an initial public offering pursuant to an effective registration statement under the 1933 Act covering the offer and sale of common stock for the account of the Company to the public with an aggregate offering price of not less than Ten Million Dollars ($10,000,000) (a "Qualified Offering", or (b) the first date on which the Investor holds fewer than five percent (5%) of the Company's common stock (assuming the conversion of all Preferred Shares and the exercise and conversion of all Warrant Shares). In addition, the covenants set forth in Sections 7.1, 7.3, and 7.6 through 7.9, shall expire on the fifth anniversary of the Closing Date if the Investor (a) does not then own Imputed Common Equity of fifty-one percent (51%) or more, and (b) has not exercised the Call Option described in the Shareholders Agreement.

         8. REGISTATION RIGHTS

         8.1 Definitions. For purposes of this Section 8:

             (a) The terms "`register," "registered" and "`registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement;

             (b) The term "Registrable Securities" means (1) the common stock receivable upon conversion of the Preferred Shares, (2) the common stock receivable upon conversion of the Warrant Shares, (3) the common stock acquired by a Holder under any provision of this Agreement, and (4) any common stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the common stork identified in clauses (1) through (3); provided, however, shares shall cease being "Registrable Securities" at such time that they can be re-sold without registration under Rule 144(k) or any successor rule of the 1933 Act without any volume limitation; and

             (c) The term "Holder" means the Investor holding Registrable Securities and any other person holding Registrable Securities to whom these registration rights have been transferred pursuant to Section 9. 14 of this Agreement.

         8.2 Company Registration If at any time following the completion by the Company of an initial public offering of its Common Stock or any other equity securities under the. 1933 Act, the Company proposes to register any of its Common Stock or any other class of equity securities under the 1933 Act in connection with the public offering of such securities solely for cash on a form that would also permit the registration of the Registrable Securities, the Company shall, each such time, promptly give each Holder written notice of such determination. Upon the written request of any Holder given within twenty (20) days after delivery by recognized overnight delivery service of any such notice by the Company, the Company shall use all commercially reasonable efforts to cause to be registered under the 1933 Act all of Registrable Securities that each such Holder has requested be registered.

         If the registration of which the Company gives notice is for a registered public offering involving an underwriting, then the Company shaft so advise the Holders as a part of such written notice. In such event the right of any Holder to registration pursuant to this Section 8.2 shall be conditioned upon such Holder's agreeing to participate in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.2, if the underwriter deems it advisable to limit the number of shares to be underwritten, then the underwriter may exclude some or all Registrable Securities from such registration and underwriting in accordance with the provisions of this Section 8.2. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Holders and other shareholders exercising registration rights granted prior to the date hereof (collectively, the "Selling Holders"), in proportion, as nearly as practicable, to the respective amounts of securities held by each such holder at the time of filing the registration statement. Prior to the inclusion of any shares held by other holders, the

Selling Holders shall be offered the opportunity to include, pari passu, in such offering all shares which the Selling Holders desire to be so included. If any Selling Holder or holder disapproves of the terms of any such underwriting, then he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         8.3 Obligations of the Company Whenever required under Section 8.2 or
Section 8.10 to use all reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become and remain effective; provided, however, that the Company shall in no event be obligated to cause any such registration to remain effective for more than one hundred eighty (180) days, except as otherwise required by law. The Company shall promptly notify Holders upon the effectiveness of such registration statement or the issuance by the SEC of a stop order with respect to such registration statement.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

             (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the' requirements of the 1933 Act and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions in which such qualification can be effected without unreasonable expense as determined by the Board of Directors in its sole discretion and as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by selling shareholders pro rata, to the extent required by such jurisdiction. Notwithstanding the foregoing, the Company shall be permitted, at any time, to withdraw or to decline to file a registration statement proposed under Section 8.2.

         8.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 8 that the Holders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         8.5 Expenses of Demand Registration. All expenses incurred in connection with a registration pursuant to Section 8.10 (excluding underwriters' discounts and commissions), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and (to a maximum of $2,500) the reasonable bees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however. that the Company shall not be required to pay any expenses of any registration proceeding begun pursuant to Section 8. 10 if the registration request is subsequently withdrawn, unless the Holders agree to forfeit their right to registration pursuant to Section 8,10; and provided further, that the Holders may withdraw a request made within seventy-five (75) days of the end of any fiscal year if the audited financial statements of the Company for such year and at such year-end materially and adversely differ from the information available to the Molders at the time of their request, in which event the Holders shall not be required to pay any of the expenses and shall retain the right to the demand registration which would otherwise have been forfeited as a result of such withdrawal request.

         8.6 Company Registration Expenses. In the case of any registration effected pursuant to Section 8.2, the Company shall bear any additional registration and qualification fees and expenses (including underwriters' discounts and commissions), and any additional costs and disbursements of counsel for the Company that result from the inclusion of securities held by the Holders in such registration. In addition, the Company shall bear the fees and costs of one counsel for the Selling Holders., to a maximum of $2,500 per registration.

         8.7 Underwriting Requirements In connection with any offering involving an underwriting of shares being sold by persons exercising the registration rights contained in Section 8. 10. the Company shall (together with all holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with, the representative of the underwriter or underwriters of recognized national or regional standing, reasonably acceptable to the Company, selected for such underwriting by a majority in interest of the Selling Holders. If the representative advises the Selling Holders in writing that the representative in its sole discretion deems it advisable to limit the number of shares to be underwritten, them the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such Holders at the time of filing the Registration Statement.

         If the underwriter has not limited the number of Registrable Securities to be underwritten, then the Company and the other holders may include securities for their own account in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited for any reason, including but not limited to the price for which the Registrable Securities will be sold. To the extent that the underwriter wishes to limit the number of shares to be included in the registration on behalf of the Company and the other holders, the shares of Common Stock to be registered held by the other holders shall be excluded from such offering prior to excluding any shares held by the Company.

         8.8 Delay of Registration No Holder shall have any right to take any action to restrain enjoin or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

         8.9 Indemnification In the event any Registrable Securities are included in a registration statement under Section 8:

             (a) To the extent permitted by law, the Company sill indemnify and hold harmless each Holder requesting or joining in a registration and each person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein., or necessary to make the statements therein not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 8.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or controlling person or its representatives.

             (b) To the extent permitted by law, each Holder requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act. each agent and any underwriter for the Company (within the meaning of the 1933 Act) and each and every other Selling Holder against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder or its representatives expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any. such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). The Company shall use its best efforts to obtain similar indemnification undertakings from every other holder exercising registration rights pursuant to a registration statement for a transaction in which a Holder participates.

             (c) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this paragraph, but the omission so to notify the indemnifying party will not relieve him of any liability that he may have to any indemnified party otherwise than under this paragraph.

         8.10 Registrations on Form S-3.

             (a) If (i) a Holder or Holders who cannot transfer Registrable Securities without registration pursuant to Rule 144 promulgated under the 1933 Act request in writing (specifying that it is being made pursuant to this Section 8.10) that the Company file a registration statement on Form S-3 (or any successor form to Form S-3 regardless of its designation) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000 and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then the Company shall use all reasonable efforts to cause such shares to be registered on Form S-3 (or any successor form to Form S-3); provided, however, that the Company shall not be required to file more than one such registration statements in any one calendar year.

             (b) Holders' rights to registration under this Section 8.10 are in addition to, and not in lieu of, their rights to registration under Section 8.2.

         8.11 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration and to the extent such Rule is available, the Company agrees to use all reasonable efforts to (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the 1933 Act at all times after it has become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"); (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and the 1934 Act (after it has become subject to such reporting requirements); and (c) furnish to any Holder, so long as such Holder owns any Registrable Securities, forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of said first registration statement filed by the Company), and of the 1933 Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

         8.12 Certain Limitations in Connection with Future Grants of Registration Rights From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to such holder of registration rights unless such agreement includes a provision that, in the case of a public offering involving an underwritten registered offering under Section 8.10, protects the Holders if the underwriters require a limitation on the number of securities to be included in the underwriting in the manner in which the Company is protected under Section 8.7.

         8.13 Transfer of Registration Rights. The registration rights of the Investor under this Section 8 may be transferred to any transferee who acquires the Preferred Shares or an equivalent amount of Registrable Securities; provided, however, that the Company is given written notice by the Holder at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Section 8 are being assigned.

         9. AMENDMENTS, WAIVERS AND CONSENTS Any term, covenant agreement or condition of this Agreement may be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the party against whom such amendment or waiver is to be enforced shall consent in writing.

         10. MISCELLANEOUS

         10.1 Stamp Tax, Indemnity, Expenses The Company shall pay and save Investor harmless against any and all liability with respect to stamp and other taxes if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement. Each of the parties hereto agrees to protect and indemnify the other parties. against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any person in connection with the issue and sale of the Securities by the Company pursuant to this Agreement which may arise out of the actions of such party. Except as otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection with the negotiation, execution and performance of this Agreement.

         10.2 Notices All notices or other communications (other than those sent to shareholders generally) provided for hereunder shall be in writing and, shall be given by registered or certified mail (postage prepaid and return receipt requested) or by facsimile transmission or sent by a recognized overnight delivery service that can provide proof of delivery upon request addressed to the Investor or the Company at their respective addresses as set forth on the records of the company or such other address as any party may designate to the other in accordance with the aforesaid procedure.

         10.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and Investor and their respective successors and assigns.

         10.4 Survival of Covenants and Representations; Indemnity All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the closing of the transactions herein contemplated, shall survive such closing and the delivery of this Agreement. The Company shall defend, hold harmless and indemnify the Investor from and against any and all losses, liability, claims, actions, proceedings, expenses and costs, including without limitation reasonable attorneys' fees and expenses (collectively, "Damages"), arising from or relating to any breach by the Company of any representation and warranty in
Section 2 hereof, provided that:

             (a) the Investor asserts its claim for indemnification in writing no later than the second anniversary of the Closing Date, except such time limit shall not apply to a claim based on a breach of a representation or warranty in
Section 2.2, 2.4, 2.18 or 2.24, all of which shall survive without time limit;

             (b) the Investor shall have incurred otherwise indemnifiable Damages of $100,000, except that such threshold shall not apply to Damages incurred in connection with a breach of a representation or warranty in Section 22, 2.4, 2.18 or 2.24, all of which shall be indemnifiable from the first dollar of Damages; and

             (c) the aggregate liability of the Company to indemnify the Investor for Damages attributable to breaches of representations and warranties under Section 2 shall not exceed Three Million Dollars ($3,000,000) in the aggregate.

In any litigation, arbitration or other action to enforce any of the covenants and undertakings of the parties in this Agreement, the prevailing party shall be entitled to recover its costs and expenses incurred in connection with such action, including without limitation reasonable attorneys' fees and expenses, from the non-prevailing party.

         10.5 Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

         10.6 Captions. The descriptive headings of the various paragraphs or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         10.7 Execution. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one instrument. it shall not be necessary that each party execute the same counterpart as long as each executes at least one counterpart. Signatures on behalf of the parties that am transmitted by facsimile machine be treated as original and binding signatures for all purposes.

         10.8 Governing Law This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado.

         IN WITNESS WHEREOF, the parties have caused this Securities Purchase Agreement to be executed by their duly authorized representatives as of the date first written above.

                                        SPECTRUM HEALTHCARE SERVICES, INC.

                                        By:/s/ Melvin M. Mahoney
                                           -------------------------------------
                                        Melvin M. Mahoney,
                                        Vice President and Treasurer

                                        GERIMED OF AMERICA, INC.

                                        By: /s/ J. F. Riopelle
                                           -------------------------------------
                                        J.F. Riopelle,
                                        President and Chief Executive Officer